Exhibit 10.17

GBTG TIME BASED OPTION GRANT AGREEMENT

THIS GBTG TIME BASED OPTION GRANT AGREEMENT (this “Agreement”), is made as of this      day of      , 2022 between Global Business Travel Group, Inc., a Delaware corporation (the “Company”) and [_________] (the “Participant”).

WHEREAS, on May 27, 2022, the Company completed a transaction whereby the Company acquired GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT JerseyCo”) and became the parent company of the GBT group (the “Transaction”);

WHEREAS, immediately prior to the closing of the Transaction, the Participant held the options (each, a “GBT JerseyCo Option”) to acquire Common Stock of GBT JerseyCo set forth on Schedule A attached hereto (“Schedule A”) that were granted on the dates set forth on Schedule A and were subject to the terms of the GBT JerseyCo Limited Amended and Restated Management Incentive Plan (as amended and/or restated from time to time, the “JerseyCo Plan”);

WHEREAS, in connection with the Transaction, the GBT JerseyCo Plan was assumed by the Company, was amended to reflect the Transaction and was renamed the Global Business Travel Group, Inc. Management Incentive Plan (the “Plan”) (a copy of the Plan is attached hereto as Exhibit A);

WHEREAS, pursuant to Section 4.14 of the GBT JerseyCo Plan, all of the GBT JerseyCo Options treated as granted under the GBT JerseyCo Plan that were outstanding immediately prior to the closing of the Transaction were converted into options to purchase shares of the Class A Common Stock of the Company, par value $0.0001 per share (“Common Stock”) and were treated as if they were originally granted under the Plan; and

WHEREAS, the Company and the Participant desire to enter into this Agreement to reflect the terms of each GBTG Option (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.             GBTG Option. At the closing of the Transaction (which occurred on May 27, 2022), each GBT JerseyCo Option was cancelled and in exchange for each such cancelled GBT JerseyCo Option, Participant was granted an option to purchase the number of shares of Common Stock of the Company and at a per share exercise price set forth on Schedule B attached hereto (“Schedule B,” and each such option, a “GBTG Option”), subject to the terms set forth in this Agreement and in the Plan. All dollar amounts set forth in this Agreement are in US Dollars. Participant acknowledges and agrees that until Participant executes this Agreement and returns a copy to the Company, Participant has no rights with respect to any GBTG Option.

2.             Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern, except to the extent this Agreement expressly changes the default provisions contained in the Plan as permitted pursuant to the Plan, in which case the applicable provisions of this Agreement shall govern. All capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan.

3.             Vesting; Termination of Employment. Each GBTG Option shall vest as set forth on Schedule B. All matters relating to a termination of Employment with respect to each GBTG Option (including, without limitation, the duration of any exercise period, the continued vesting of any GBTG Option and the time at which unvested as well as unexercised GBTG Options are forfeited) shall be as set forth in the Plan, or if different than the Plan, as set forth in the Time Based Option Grant Agreement granting the GBT JerseyCo Option in respect of which the applicable GBTG Option was granted.

4.             Method of Exercise; Expiration. Each GBTG Option may be exercised only in accordance with Sections 4.10 and 4.11 of the Plan. Unless expired, cancelled, forfeited or terminated earlier (in each case, as set forth herein or in the Plan), each GBTG Option shall expire (and shall thereafter cease to be outstanding and exercisable) at the time set forth on Schedule B.

5.             Adjustment. Each GBTG Option shall be subject to adjustment as provided in the Plan (including, without limitation, Section 4.14 thereof).

6.             Construction of Agreement. Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant (including, without limitation, any of the Restrictive Covenants (as defined below)) should be deemed invalid, illegal or unenforceable because its scope, geographic area or any other term is considered excessive, such covenant shall be modified so that the offending provision is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action. This Agreement is intended to be exempt from Section 409A of the Code and shall be interpreted accordingly.

7.             Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provision or condition of this Agreement, shall be in a writing signed by the parties hereto and shall be effective only to the extent specifically set forth in such writing.

8.             Limitation on Transfer. Each GBTG Option shall be exercisable only by the Participant or the Participant’s Permitted Transferee(s), as determined in accordance with the terms of the Plan (including without limitation the requirement that the Participant obtain the prior written approval by the Committee of any proposed Transfer to a Permitted Transferee during the lifetime of the Participant). Each Permitted Transferee shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under the Plan and this Agreement and shall be entitled to all the rights of the Participant under the Plan, provided that in respect of any Permitted Transferee, each GBTG Option shall become vested, exercisable and expire based on the Employment and termination of Employment of the Participant, and shall otherwise be subject to forfeiture and clawback as if no such Transfer had occurred. Shares of Common Stock issued upon exercise of a GBTG Option or otherwise delivered in satisfaction of a GBTG Option will bear such legends as may be required or provided for under the terms of the Plan.

9.             Restrictive Covenants. The Participant agreed to certain non-competition, non-solicitation, non-disparagement and confidential information restrictive covenants in Section 11 of each GBT JerseyCo Option agreement pursuant to which a GBT JerseyCo Option was granted or evidenced (as the same may have been modified by any amendment or side letter to any such option agreement, the “Restrictive Covenants”). The Participant hereby ratifies and reaffirms the Restrictive Covenants as if set forth in this Agreement, and agrees that such Restrictive Covenants are incorporated herein by reference as if fully set forth in this Agreement. The Participant agrees to comply with the Restrictive Covenants. The Participant agrees that notwithstanding anything in the Plan or this Agreement to the contrary, in the event that the Participant violates any of the Restrictive Covenants, the Participant shall forfeit each GBTG Option (as the successor to Participant’s GBT JerseyCo Options) in full for no consideration (regardless of the extent to which a GBTG Option is vested at the time of such violation), and the Company and its subsidiaries may seek other remedies at law and at equity.

10.           Integration. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof. In addition, the Participant acknowledges and agrees that, (i) the Participant does not hold, or have a right to acquire, any equity or other securities of GBT III, B.V. or GBT JerseyCo, (ii) each GBT JerseyCo Option agreement (including all amendments and side letters thereto) evidencing a GBT JerseyCo Option is terminated (except for the Restrictive Covenants, as described herein), (iii) the Participant has no rights under or with respect to any of the GBT JerseyCo Options (and none of the GBT JerseyCo Options are outstanding or may be exercised) and (iv) this Agreement and the Plan govern the terms of each of the GBTG Options. For clarification, notwithstanding anything to the contrary in this Agreement or any other instrument entered into by Participant, the Restrictive Covenants in the GBT JerseyCo Options shall remain in full force and effect and are not superseded by this Agreement but shall be in addition to this Agreement.

11.           Taxes. To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any tax obligations that arise with respect to any GBTG Option, and to the extent permitted by law, the Company and its subsidiaries (in their sole discretion) may withhold from any amounts, payment or property (including shares of Common Stock to be acquired upon exercise of such GBTG Option) otherwise payable to the Participant an amount sufficient to satisfy any such tax obligations. Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that equals or exceeds the rate that would result in liability accounting treatment.

12.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.           Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the domestic substantive laws of the State of New York, without regard to the provisions governing choice or conflict of laws or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

14.           Effect on Employment. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of Employment or interfere in any way with the right of the Company or any of its subsidiaries, subject to the terms of any separate written employment agreements to the contrary, at any time and for any reason to terminate such Employment or to increase or decrease the compensation of the Participant from the rate in existence on the date of this Agreement.

15.           Participant Representations; Acknowledgments

(a)             By executing this Agreement, the Participant hereby represents and warrants to the Company that the statements in this Section 15(a) are true and correct as of the date of this Agreement and will continue to be true and correct as long as any GBTG Option is outstanding:

(i)             he/she is an “accredited investor,” as defined in Rule 501(a) under the Securities Act, which means that you are:

(1)             A person whose individual net worth, or joint net worth with your spouse, exceeds U.S. $1,000,000 (without including the person’s primary residence as an asset); or

(2)             A person whose income exceeded U.S. $200,000 in each of the two most recent years, or joint income with your spouse exceeded U.S. $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in this year;

(ii)             he/she possesses such expertise, knowledge, and sophistication in financial and business matters generally and that he/she is capable of evaluating the merits and risks of receiving each GBTG Option; and

(iii)             he/she has had access to all of the information and individuals with respect to each GBTG Option and his/her receipt thereof, including without limitation information relating to the Company and risks related to any investment therein, that he/she deems necessary to make a complete evaluation thereof.

(b)            The Participant hereby acknowledges receipt of a copy of the Plan. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and any GBTG Option shall be final and conclusive. The Participant further acknowledges that if, following the date the Participant receives a GBTG Option pursuant to this Agreement, the Company determines that any of the representations made by the Participant under this Section 15 is inaccurate, the grant of such GBTG Option to the Participant pursuant to this Agreement may, in the sole discretion of the Board, be rescinded and deemed null and void.

16.           Lock-Up. In place of executing the Management Stockholders Agreement referenced in the GBT JerseyCo Option Plan or any option granted thereunder, which Participant agrees Participant would be required to do absent the Company’s waiver of such requirement, Participant hereby agrees to the following lock-up provision: Participant agrees that, notwithstanding any provision in this Agreement, in the Plan or in any other agreement to the contrary, Participant will not, without the prior written consent of the Board, during the period following the closing of the Transaction and ending on the date that is 180 days following the closing of the Transaction (the “Lock-Up Period”), (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock acquired upon the exercise of any GBTG Option or otherwise (including without limitation, shares which may be deemed to be beneficially owned by the Participant in accordance with the rules and regulations of the Securities and Exchange Commission), or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock acquired upon the exercise of any GBTG Option or otherwise, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares or such other securities, in cash or otherwise.

17.           Special Compensation. Each GBTG Option is a special one-time grant to the Participant and there is no expectation that any future equity award will be granted to the Participant nor any entitlement to any such award.  No GBTG Option is part of the Participant’s regular wages, salary or compensation and shall not be pensionable, nor shall any GBTG Option be included in any severance, termination or pay in lieu of notice obligation or calculation to the Participant.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his/her own behalf, thereby representing that he/she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Global Business Travel Group, Inc.

By:
Title:

[Participant’s name]

SCHEDULE A

GBT JerseyCo Options

GBT JerseyCo Option	Date of Grant	Number of Shares Subject to GBT JerseyCo Option as of Immediately Prior to Closing	Exercise Price as of Immediately Prior to Closing	Vesting Schedule	Expiration Date
GBT JerseyCo Option 1
GBT JerseyCo Option 2

A-1

SCHEDULE B

GBTG Options

GBT JerseyCo Option Being Replaced	Number of Shares of Common Stock Subject to GBTG Option	Per Share Exercise Price of GBTG Option	Vesting Schedule of GBTG Option	Expiration Date of GBTG Option
GBT JerseyCo Option 1			Same as GBT JerseyCo Option 1	Same as GBT JerseyCo Option 1
GBT JerseyCo Option 2			Same as GBT JerseyCo Option 2	Same as GBT JerseyCo Option 2

B-1

EXHIBIT A

Global Business Travel Group Inc. Management Incentive Plan